AGREEMENT

            AGREEMENT, dated as of July 14, 2006 (this "Agreement"), by and between American Goldfields Inc., a Nevada corporation (the "Company"), and Gregory Crowe (the "Stockholder").

                             RECITALS

            WHEREAS, the Stockholder is the legal and beneficial owner of 3,000,000 shares of common stock of the Company (the "Stock"); and

            WHEREAS, the Stockholder was a director of the Company; and

            WHEREAS, the Stockholder desires that the Company redeem all his 3,000,000 shares for $0.01 per share (amounting to an aggregate redemption price equal to $30,000), and the Company has agreed to effectuate such redemption upon the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and undertakings contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Stockholder hereby agree as follows:

                            ARTICLE I
                            REDEMPTION

      Section 1.1 Redemption. Upon the terms and subject to the conditions set forth in this Agreement, simultaneous with the execution and delivery of this Agreement, (a) the Stockholder shall deliver to the Company (i) the stock certificate issued in the name of the Stockholder representing 3,000,000 shares of common stock, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, and (ii) the Stockholder's resignation from his position as director of the Company, and
(b) the Company shall pay to the Stockholder an amount equal to $30,000.00, representing payment in full for the Stock, payable by check made payable to the Stockholder or wire transfer of immediately available funds.

      Section 1.2 Shareholders' Agreement. The Shareholders' Agreement dated as of February 10, 2004, between the Company, the Stockholder, and Donald Neal (the "Shareholders Agreement"), is hereby terminated and no longer has any force and effect with respect to the Stockholder.

      Section 1.3 Release. As additional consideration for the transactions contemplated hereby, the Stockholder and his respective heirs, executors, successors and assigns (the "Waiving Parties"), hereby release, waive and forever discharge, in all capacities, including as a director, officer, or stockholder of the Company, from and after the date hereof any and all claims, known or unknown, that the Waiving Parties ever had, now have or may have against the Company and its officers, directors, employees or agents in connection with or arising out of any act or omission of the Company or its officers, directors, employees, advisers or agents, in such capacity, at or prior to the date hereof.


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                            ARTICLE II
        REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

            The Stockholder hereby represents and warrants to the Company the following:

      Section 2.1   Ownership of the Stock.   The Stockholder is the sole
record and beneficial owner of the Stock and has good and marketable title to such shares, free and clear of any title defect, objection, security interest, pledge, encumbrance, lien, charge, claim, option, preferential arrangement or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership (collectively, "Liens"), other than as set forth in the Shareholders Agreement. Neither the Stockholder nor his affiliates has any interest, directly or indirectly, in any other equity in the Company or its affiliates, or has any other direct or indirect interest in any tangible or intangible property of the Company, or has any direct or indirect outstanding indebtedness to or from the Company, or related, directly or indirectly, to its assets. Upon consummation of the transactions contemplated by this Agreement, the Stockholder shall have no direct or indirect interest in the Company.

      Section 2.2 Authority. The Stockholder has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and all documents and instruments specified herein, to carry out his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding obligation of the Stockholder, enforceable against him in accordance with its terms.

      Section 2.3 Approval of Transaction; No Conflict. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, require any consent, approval, authorization or other action by, or filing with or notification to, any person, entity, governmental authority or regulatory authority, other than the filing by the Stockholder of a Form 4 and a Schedule 13D with the Securities and Exchange Commission (the "SEC"). Furthermore, the execution, delivery and performance of this Agreement by the Stockholder does not and will not (x) conflict with or violate any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award to which the Stockholder is a party or by which any of his assets are bound or (y) result in the creation or imposition of any Lien on the Stock.

      Section 2.4   Accredited Investor.   The Stockholder is an "accredited
investor", as that term is defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The Stockholder and his advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the redemption of the Stock which have been requested by the Stockholder or his advisors. The Stockholder and his advisors, if any, have been afforded the opportunity to ask questions of the Company.

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      Section 2.5   Counsel.  The Stockholder represents that he has had the
opportunity to review and discuss this Agreement with counsel of his choosing, that he knows and understands the legal effect of this Agreement and the transactions contemplated hereby, that he requested the redemption of his Stock and that he is voluntarily executing and delivering this Agreement to the Company.

                           ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company hereby represents and warrants to the Stockholder the following:

      Section 3.1 Authority. The Company is duly organized and validly existing under the laws of the State of Nevada and has been duly authorized by all necessary and appropriate action to enter this Agreement and consummate the transactions contemplated herein. The Company has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and all documents and instruments specified herein, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Stockholder, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      Section 3.2 Approval of Transaction; No Conflict. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or other action by, or filing with or notification to, any person, entity, governmental authority or regulatory authority, except as
otherwise set forth herein.   Each person affiliated with the Company whose
consent is required has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and such authorization shall not have been amended, modified or withdrawn in any manner prior to the date hereof. Furthermore, the execution, delivery and performance of this Agreement by the Company does not and will not conflict with or violate any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award to which the Company is a party.

                            ARTICLE IV
                         INDEMNIFICATION

      Section 4.1 Indemnification by the Stockholder. The Company, its officers, directors, agents, representatives, shareholders, affiliates and their respective successors and assigns (collectively, the "Company Parties") shall be indemnified and held harmless by the Stockholder from and against any and all damages, losses, liabilities, taxes (including any deficiencies and penalties and interest thereon), and costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) (collectively, "Damages") resulting from any misrepresentation, breach of warranty or non-fulfillment of any covenant or agreement on the part of the Stockholder contained in this Agreement or as a result of the transaction contemplated herein.

      Section 4.2 Indemnification by the Company. The Stockholder and his affiliates, consultants, representatives and their respective successors and assigns shall be indemnified and held harmless by the Company from and against any and all Damages resulting from any misrepresentation, breach of warranty or non-fulfillment of any covenant or agreement on the part of the Company contained in this Agreement or as a result of the transaction contemplated herein.

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      Section 4.3   Notice.  Each party hereto agrees to give to the other
prompt notice of any claim or action by a third party or occurrence of any event which may give rise to a claim or action for indemnification hereunder. The failure to provide such notice shall not release the indemnifying party from its obligations under this Article IV, except to the extent that the indemnifying party is materially prejudiced by such failure.

                            ARTICLE V
                        GENERAL PROVISIONS

      Section 5.1 Entire Agreement. This Agreement contains, and is intended as, a complete statement of all of the terms of the arrangements and understandings between the parties with respect to the matters provided for, and supersedes any previous agreements and understandings between the parties with respect to those matters.

      Section 5.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to agreements made and to be performed wholly in such State, without regard to conflict of law rules applied in such State. EACH OF THE UNDERSIGNED HEREBY WAIVES FOR ITSELF AND ITS PERMITTED SUCCESSORS AND ASSIGNS THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED IN CONNECTION WITH THIS AGREEMENT.

      Section 5.3 Notices. Any notice required or given with respect to this Agreement shall be valid and effective when delivered (i) by registered or U.S. post office stamped certified mail, (ii) by a nationally recognized overnight air courier, or (iii) by hand, in all cases to:

            If to the Company, to:

            American Goldfields Inc.
            200-4170 Still Creek Drive
            Burnaby, B.C. Canada, V5C 6C6
            Attn: Donald Neal

            If to the Stockholder, to:

            Gregory Crowe
            1679 Eaglecliff Road
            Bowen Island, BC, Canada
            V0N 1G0

Any party hereto may change such address by notice given at least five (5) days in advance to the other party in accordance with this Section.

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      Section 5.4   Binding Agreement.  This Agreement, including without
limitation, all the representations and warranties contained herein, shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

      Section 5.5 Amendment. This Agreement may be amended or modified only by a written instrument executed by all of the parties hereto.

      Section 5.6 No Waiver. The failure of a party at any time or times to require performance of any provisions hereof shall in no manner be deemed to affect the party's right at a later time to enforce the same. No waiver by any party of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or of the breach of any other term or provision of this Agreement.

      Section 5.7 References. The headings in this Agreement are solely for the convenience of the parties, and are not intended to and do not limit, construe or modify any of the term and conditions hereof.

      Section 5.8 Unenforceability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and only to the extent such provision shall be held to be invalid or unenforceable and shall not in any way affect the validity or enforceability of the other provisions hereof, all of which provisions are hereby declared severable, and this Agreement shall be carried out as if such invalid or unenforceable provision or portion thereof was not embodied herein.

      Section 5.9 Counterparts. This Agreement may be executed by facsimile and in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

      Section 5.10 Further Assurances. The parties hereto will execute and deliver such further instruments and documents and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.


[Remainder of Page Intentionally Omitted; Signature Pages to Follow]

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            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first written above.


                                   AMERICAN GOLDFIELDS INC.

                                           /s/ Donald Neal
                                    By:    _____________________
                                    Name:  Donald Neal
                                    Title: President, Chief Executive
                                           and Operating Officer, Secretary
                                           and Treasurer



                                           /s/ Gregory Crowe
                                           ___________________________________
                                           GREGORY CROWE



ACKNOWLEDGED AND AGREED TO
SECTION 1.2 HEREOF:

/s/ Donald Neal
_______________________
Donald Neal